EXHIBIT 99.1

Investor Contact	Media Contact

James Jacobson	Kenneth D. Julian
717.612.5628	717.730.3683
jjacobson@harsco.com	kjulian@harsco.com

IMMEDIATE RELEASE

HARSCO ANNOUNCES CHIEF FINANCIAL OFFICER RESIGNATION

CAMP HILL, PA (November 16, 2012) . . . Diversified global industrial company Harsco Corporation (NYSE: HSC) announced today the resignation of Stephen J. Schnoor as Senior Vice President, Chief Financial Officer and Treasurer.  Barry E. Malamud, who currently serves as Vice President and Corporate Controller, has been named as Interim CFO and will assume the responsibilities of principal financial officer until a permanent CFO has been selected.  Both changes are effective as of today’s date.  The Company has engaged the firm of Heidrick & Struggles to undertake its search and recruitment process.

“Steve has dedicated himself throughout his many years of Harsco service to the highest principles of financial integrity and prudent fiscal management,” said President and CEO Patrick Decker.  “We acknowledge with extreme gratitude his contributions to Harsco’s long-term financial stability.  We recognize also that it is time to move forward under new leadership in this area as we shape the course of our renewed vision for Harsco as one of the world’s premier industrial companies.”

Harsco Corporation serves major global industries that are fundamental to worldwide economic growth and development, including steel and metals production, construction, railways and energy.  Harsco’s common stock is a component of the S&P MidCap 400 Index and the Russell 1000 Index.  Additional information can be found at www.harsco.com.

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